UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 18, 2012

RELM Wireless Corporation
(Exact Name of Registrant Specified in Charter)

Nevada
(State or other jurisdiction of incorporation)

001-32644 (Commission File Number)	59-34862971 (I.R.S. Employer Identification No.)

7100 Technology Drive, West Melbourne, FL (Address of principal executive offices)	32904 (Zip Code)
Registrant’s telephone number, including area code (321) 984-1414
N/A (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement.

On December 18, 2012, RELM Wireless Corporation (the “Registrant”), RELM Communications, Inc., the Registrant’s wholly-owned subsidiary (“RELM Communications”), and Silicon Valley Bank, as lender (“SVB”), amended the Loan and Security Agreement dated as of October 23, 2008, as amended by the First Amendment thereto dated as of October 20, 2010 and the Second Amendment thereto dated as of June 22, 2011, by and among the Registrant, RELM Communications and SVB (as amended, the “Loan and Security Agreement”), under which the Registrant’s existing $5.0 million secured revolving credit facility is maintained, by entering into the Third Amendment to Loan and Security Agreement (the “Third Amendment”). Under the Third Amendment, the Registrant’s existing $5.0 million secured revolving credit facility with SVB was amended as follows:

●	the secured credit facility’s maturity date was extended to December 31, 2014 from December 31, 2012;

●
the variable rate at which borrowings bear interest was reduced from the prime rate plus 50 basis points to the prime rate when the Company’s “Adjusted Quick Ratio” is greater than or equal to 1.25 to 1.00;

●	the unused revolving line facility fee and the letter of credit fee were eliminated;

●
the Company’s minimum “tangible net worth” requirement was reset to $25.77 million, such minimum requirement continuing to be subject to increase by (i) 50% of quarterly net profits and (ii) 75% of the net proceeds received from issuances of equity and issuances of “subordinated debt”; and

●
the Company’s obligation not to pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock was amended to permit “Permitted Stock Repurchases” consisting of repurchases of the Company’s common stock when (i) no default or event of default exists, (ii) the Company’s representations and warranties remain true in all material respects, (iii) the repurchase occurs not later than December 31, 2013, (iv) the aggregate purchase price for all Permitted Stock Repurchases does not exceed $2,500,000 and (v) at the time of the repurchase the “Adjusted Quick Ratio” is at least 1.25 to 1.00.

The Registrant continues to be subject to substantially the same customary borrowing terms and conditions under the secured credit facility as it was prior to the Third Amendment, including the accuracy of representations and warranties, compliance with financial maintenance and restrictive covenants and the absence of events of default.

The Registrant was in compliance with all covenants under the Loan and Security Agreement, as amended by the Third Amendment, as of the date of filing this Current Report on Form 8-K.  As of the date of filing this Current Report on Form 8-K, the Registrant had no borrowings outstanding under the secured credit facility and approximately $2.4 million of additional borrowing availability thereunder.

The foregoing description of the secured credit facility and the Loan and Security Agreement, as amended by the Third Amendment, does not purport to be complete and is qualified in its entirety by reference to the text of the Third Amendment filed herewith as Exhibit 10.1 and incorporated herein by this reference.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The information required by this Item 2.03 is set forth in Item 1.01 above, which is incorporated herein by reference.

  Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Third Amendment to Loan and Security Agreement dated as of December 18, 2012 by and among Silicon Valley Bank, RELM Wireless Corporation and RELM Communications, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 19, 2012

RELM WIRELESS CORPORATION

By:	/s/ William P. Kelly
William P. Kelly
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Third Amendment to Loan and Security Agreement dated as of December 18, 2012 by and among Silicon Valley Bank, RELM Wireless Corporation and RELM Communications, Inc.

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